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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                         TENDER OF FIXED/FLOATING RATE
                       GUARANTEED NOTES DUE MAY 15, 2011
                                       OF
                             ZIONS FINANCIAL CORP.

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Zions Financial Corp.'s Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "Old Securities") are not immediately available, (ii) Old Securities, the Letter of Transmittal and all other required documents cannot be delivered to Chase Manhattan Bank and Trust Company, National Association (the "Exchange Agent"), prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION

                        BY MAIL/OVERNIGHT DELIVERY/HAND:
          Chase Manhattan Bank and Trust Company, National Association
                          c/o The Chase Manhattan Bank
                            Corporate Trust Services
                           Attention: Mr. Frank Ivins
                          2001 Bryan Street, 9th Floor
                              Dallas, Texas 75202

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (214) 468-6464

                            FACSIMILE TRANSMISSIONS:
                                 (214) 468-6494
                           Attention: Mr. Frank Ivins

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Zions Financial Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated August 7, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

    Aggregate Principal                           Name of Registered Holder:
    Amount Tendered:
    Certificate Nos.                              Address:
    (if available):                               Area Code and Telephone Number:

If Old Securities will be tendered by book-entry transfer, provide the following information:

Signature: _____________________________________________________________________
DTC Account Number: ____________________________________________________________
Date: __________________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," which is a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or an Agent's Message (as defined in the Prospectus), and any other required documents prior to 5:00 P.M., New York City time, on the third New
York Stock Exchange, Inc. trading date after the Expiration Date.

    The undersigned acknowledges that it must deliver the Letters of Transmittal, or an Agent's Message, and the Old Securities tendered hereby, or a book-entry confirmation, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________________________________
Authorized Signature: _____________________________________Date:________________

Title: _________________________________________________________________________
Address: _______________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number: ________________________________________________
NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.